Exhibit (h)(5)

John Hancock Investment Management LLC
200 Berkeley Street
Boston, MA 02116

December 9, 2021

To the Trustees of

John Hancock Funds

200 Berkeley Street

Boston, MA 02116

Re:    Expense Limitation Letter Agreement and Voluntary Expense Limitation Notice

With reference to each of the Advisory Agreements approved by the Board or entered into by and between John Hancock Investment Management LLC (the “Adviser”) and each of the trusts listed in Appendix A to this letter (each, a “Trust” and collectively, the “Trusts”), on behalf of each of their respective series listed in Appendix A (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:

1. The Adviser agrees to contractually waive its advisory fees or, to the extent necessary, reimburse other expenses of each Fund as set forth in Appendix B, Appendix C, Appendix D, Appendix E, and Appendix F hereto.

2. The Adviser agrees to voluntarily waive its advisory fees or, to the extent necessary, reimburse other expenses of each Fund as set forth in Appendix G, Appendix H and Appendix I hereto.

3. We understand and intend that the Trusts will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statement on Form N-1A for the Trusts and the Funds with the Securities and Exchange Commission, in accruing each Fund’s expenses for purposes of calculating its net and gross asset value per share, and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit the Trusts so to rely.

Very truly yours,

JOHN HANCOCK INVESTMENT MANAGEMENT LLC

By:	/s/ Jeffrey H. Long
Jeffrey H. Long
Chief Financial Officer
1

Agreed and Accepted
on behalf of each applicable Trust listed in Appendix A

By:	/s/ Charles A. Rizzo
Charles A. Rizzo
Chief Financial Officer

A copy of the document establishing each Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by the officer in his capacity as such and not as an individual and is not binding upon any of the Trustees, officers or shareholders of the Trusts individually but only upon the assets of the Funds.

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APPENDIX A

TRUSTS and Funds

JOHN HANCOCK BOND TRUST

John Hancock ESG Core Bond Fund

John Hancock Government Income Fund

John Hancock High Yield Fund

John Hancock Investment Grade Bond Fund

John Hancock Short Duration Bond Fund

JOHN HANCOCK CALIFORNIA TAX-FREE INCOME FUND

John Hancock California Tax-Free Income Fund

JOHN HANCOCK CAPITAL SERIES

John Hancock Classic Value Fund

John Hancock U.S. Global Leaders Growth Fund

JOHN HANCOCK CURRENT INTEREST

John Hancock Money Market Fund

JOHN HANCOCK EXCHANGE-TRADED FUND TRUST

John Hancock Corporate Bond ETF

John Hancock Mortgage-Backed Securities ETF

John Hancock Multifactor Consumer Discretionary ETF

John Hancock Multifactor Consumer Staples ETF

John Hancock Multifactor Developed International ETF

John Hancock Multifactor Emerging Markets ETF

John Hancock Multifactor Energy ETF

John Hancock Multifactor Financials ETF

John Hancock Multifactor Healthcare ETF

John Hancock Multifactor Industrials ETF

John Hancock Multifactor Large Cap ETF

John Hancock Multifactor Materials ETF

John Hancock Multifactor Media and Communications ETF

John Hancock Multifactor Mid Cap ETF

John Hancock Multifactor Small Cap ETF

John Hancock Multifactor Technology ETF

John Hancock Multifactor Utilities ETF

John Hancock Preferred Income ETF

JOHN HANCOCK INVESTMENT TRUST

John Hancock Balanced Fund

John Hancock Disciplined Value International Fund

John Hancock Diversified Macro Fund

John Hancock Diversified Real Assets Fund

John Hancock Emerging Markets Equity Fund

John Hancock ESG International Equity Fund

John Hancock ESG Large Cap Core Fund

John Hancock Fundamental Large Cap Core Fund

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John Hancock Global Environmental Opportunities Fund

John Hancock Global Thematic Opportunities Fund

John Hancock Infrastructure Fund

John Hancock International Dynamic Growth Fund

John Hancock Mid Cap Growth Fund

John Hancock Seaport Long/Short Fund

John Hancock Small Cap Core Fund

JOHN HANCOCK INVESTMENT TRUST II

John Hancock Financial Industries Fund

John Hancock Regional Bank Fund

JOHN HANCOCK MUNICIPAL SECURITIES TRUST

John Hancock High Yield Municipal Bond Fund

John Hancock Tax-Free Bond Fund

JOHN HANCOCK SOVEREIGN BOND FUND

John Hancock Bond Fund

JOHN HANCOCK STRATEGIC SERIES

John Hancock Income Fund

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APPENDIX B

Fund Level Contractual Limitation on Fund Level Expenses

For purposes of this Appendix:

The Adviser contractually agrees to reduce its management fee for the Fund or, if necessary, make payment to the Fund, in an amount equal to the amount by which the “Expenses” of the Fund exceed the percentage of average daily net assets (on an annualized basis) of the Fund as set forth in the table below. “Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (e) Rule 12b-1 fees, (f) transfer agent fees and service fees, (g) shareholder servicing fees, (h) borrowing costs, (i) prime brokerage fees, (j) acquired fund fees and expenses paid indirectly, and (k) short dividend expense.

“Expense Limit” means the percentage of a Fund’s average daily net assets (on an annualized basis) set forth below.

The current expense limitation agreement expires on the date specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Fund	Limit on Fund Level Expenses	Expiration Date of Expense Limit
Disciplined Value International Fund	0.88%	2/28/2023[1]
Diversified Macro Fund	1.33%	2/28/2023[1]
ESG International Equity Fund	0.85%	2/28/2023
ESG Large Cap Core Fund	0.75%	2/28/2023
Global Environmental Opportunities Fund	0.84%	2/28/2023
Global Thematic Opportunities Fund	0.84%	2/28/2023[1]
International Dynamic Growth Fund	0.83%	2/28/2023[1]
ESG Core Bond Fund	0.50%	9/30/2022
Investment Grade Bond Fund	0.38%	9/30/2022
Short Duration Bond Fund	0.29%	9/30/2022

1 At the December 7-9, 2021 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board approved, the renewal of the contractual limit on fund level expenses for Disciplined Value International Fund (0.88%); Diversified Macro Fund (1.33%); Global Thematic Opportunities Fund (0.84%); and International Dynamic Growth Fund (0.83%), each with an expiration date of February 28, 2023, each effective upon the current expiration date of February 28, 2022.

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APPENDIX C

Fund Level Contractual Limitation on Total Operating Expenses

For purposes of this Appendix:

The Adviser contractually agrees to reduce its management fee for the Fund or, if necessary, make payment to the Fund, in an amount equal to the amount by which the “Expenses” of the Fund exceed the percentage of average daily net assets (on an annualized basis) of the Fund as set forth in the table below. “Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (e) borrowing costs, (f) prime brokerage fees, (g) acquired fund fees and expenses paid indirectly, and (h) short dividend expense.

“Expense Limit” means the percentage of a Fund’s average daily net assets (on an annualized basis) set forth below.

The current expense limitation agreement expires on the date specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Fund	Limit on Fund Level Expenses	Expiration Date of Expense Limit
John Hancock Corporate Bond ETF	0.29%	8/31/2022
John Hancock Mortgage-Backed Securities ETF	0.39%	8/31/2022
John Hancock Multifactor Large Cap ETF	0.29%	8/31/2022
John Hancock Multifactor Mid Cap ETF	0.42%	8/31/2022
John Hancock Multifactor Consumer Discretionary ETF	0.40%	8/31/2022
John Hancock Multifactor Consumer Staples ETF	0.40%	8/31/2022
John Hancock Multifactor Developed International ETF	0.39%	8/31/2022
John Hancock Multifactor Emerging Markets ETF	0.49%	8/31/2022
John Hancock Multifactor Energy ETF	0.40%	8/31/2022
John Hancock Multifactor Financials ETF	0.40%	8/31/2022
John Hancock Multifactor Healthcare ETF	0.40%	8/31/2022
John Hancock Multifactor Industrials ETF	0.40%	8/31/2022
John Hancock Multifactor Materials ETF	0.40%	8/31/2022
John Hancock Multifactor Media and Communications ETF	0.40%	8/31/2022
John Hancock Multifactor Small Cap ETF	0.42%	8/31/2022
John Hancock Multifactor Technology ETF	0.40%	8/31/2022
John Hancock Multifactor Utilities ETF	0.40%	8/31/2022
John Hancock Preferred Income ETF	0.54%	8/31/2023[1]

1 At the December 7-9, 2021 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board approved, the contractual limit on total operating expenses (0.54%) for John Hancock Preferred Income ETF with an expiration date of August 31, 2023, effective as of the commencement of operations of John Hancock Preferred Income ETF.

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APPENDIX D

Class Level Contractual Total Operating Expense Limitations

For purposes of this Appendix:

“Expenses” means all the expenses of a class of shares of a Fund (including those expenses of the Fund attributable to such class) but excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest expense; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fees and expenses paid indirectly; (vi) borrowing costs; (vii) prime brokerage fees; (viii) short dividend expense; and (ix) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Fund.

“Expense Limit” means the percentage of average daily net assets (on an annualized basis) attributable to a class of shares of the Funds set forth below.

The Adviser contractually agrees to waive advisory fees or, if necessary, reimburse expenses or make payment to a specific class of shares of the Fund (up to the amount of the expenses relating solely to such class of shares), in an amount equal to the amount by which the Expenses of such class of shares exceed the Expense Limit for such class set forth in the table below. The current expense limitation agreements expire on the dates specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

The Expense Limit for the classes of shares of the Funds indicated below for the purposes of this Appendix shall be as follows:

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Fund	Class A		Class C	Class I	Class R2	Class R4	Class R6	Class NAV	Expiration Date of Expense Limit
Disciplined Value International Fund	N/A		N/A	0.98%	N/A	N/A	0.88%	N/A	2/28/2023[1]
Fundamental Large Cap Core Fund	N/A		1.82%	0.78%	N/A	N/A	N/A	N/A	2/28/2023[2]
Global Thematic Opportunities Fund	1.19%		1.94%	0.94%	N/A	N/A	N/A	N/A	2/28/2023[3]
Infrastructure Fund	1.31%		2.01%	1.00%	N/A	N/A	0.92%	0.92%	2/28/2023[4]
Government Income Fund	0.98%		N/A	N/A	N/A	N/A	N/A	N/A	9/30/2022
High Yield Municipal Bond Fund	0.89%		1.64%	0.74%	N/A	N/A	0.72%	N/A	9/30/2022
Short Duration Bond Fund	0.65%	N/A	1.40%	0.40%	N/A	N/A	0.29%	N/A	9/30/2022

1 At the December 7-9, 2021 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board approved, the renewal of the class level limit on total operating expenses for Disciplined Value International Fund for Class I Shares (0.98%); and Class R6 Shares (0.88%), each with an expiration date of February 28, 2023, each effective upon the current expiration date of February 28, 2022.

2 At the December 7-9, 2021 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board approved, the renewal of the class level limit on total operating expenses for Fundamental Large Cap Core Fund for Class C Shares (1.82%); and Class I Shares (0.78%), each with an expiration date of February 28, 2023, each effective upon the current expiration date of February 28, 2022.

3 At the December 7-9, 2021 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board approved, the renewal of the class level limit on total operating expenses for Global Thematic Opportunities Fund for Class A Shares (1.19%); Class C Shares (1.94%); and Class I Shares (0.94%), each with an expiration date of February 28, 2023, each effective upon the current expiration date of February 28, 2022.

4 At the December 7-9, 2021 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board approved, the renewal of the class level limit on total operating expenses for Infrastructure Fund for Class A Shares (1.31%); Class C Shares (2.01%); Class I Shares (1.00%); Class R6 Shares (0.92%); and Class NAV Shares (0.92%), each with an expiration date of February 28, 2023, each effective upon the current expiration date of February 28, 2022.

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APPENDIX E

Fund Level Contractual Limit on Other Expenses

For purposes of this Appendix:

The Adviser contractually agrees to reduce its management fee for the Fund or, if necessary, make payment to the Fund, in an amount equal to the amount by which the “Expenses” of the Fund exceed the percentage of average daily net assets (on an annualized basis) of the Fund as set forth in the table below. “Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (e) advisory fees, (f) Rule 12b-1 fees, (g) transfer agent fees and service fees, (h) shareholder servicing fees, (i) borrowing costs, (j) prime brokerage fees, (k) acquired fund fees and expenses paid indirectly, and (l) short dividend expense.

“Expense Limit” means the percentage of a Fund’s average daily net assets (on an annualized basis) set forth below.

The current expense limitation agreement expires on the date specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Fund	Limit on Other Expenses	Expiration Date of Expense Limit

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APPENDIX F

Fund Level Contractual Investment Management Fee Waivers

The Adviser agrees to reduce John Hancock Diversified Real Assets Fund’s management fee by an annual rate of 0.05% of the Fund’s average daily net assets. The reduction will continue until at least July 31, 2022.

The Adviser agrees to reduce John Hancock Emerging Markets Equity Fund’s management fee by an annual rate of 0.15% of the Fund’s average daily net assets. The reduction will continue until at least February 28, 2023.1

The Adviser agrees to reduce John Hancock Mid Cap Growth Fund’s management fee by an annual rate of 0.07% of the Fund’s average daily net assets. The reduction will continue until at least July 31, 2023.

1 At the December 7-9, 2021 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board approved, the renewal of the advisory waiver for John Hancock Emerging Markets Equity Fund (0.15%), with an expiration date of February 28, 2023, effective upon the current expiration date of February 28, 2022.

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APPENDIX G

Class Level Voluntary Total Operating Expense Limitations*

For purposes of this Appendix:

“Expenses” means all the expenses of a class of shares of the Fund (including those expenses of the Fund attributable to such class) but excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest expense; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fees and expenses paid indirectly; (vi) short dividend expense; and (vii) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Fund.

“Expense Limit” means the percentage of average daily net assets (on an annualized basis) attributable to a class of shares of the Fund set forth below.

The Adviser voluntarily agrees to waive advisory fees or, if necessary, reimburse expenses or make payment to a specific class of shares of the Fund (up to the amount of the expenses relating solely to such class of shares), in an amount equal to the amount by which the Expenses of such class of shares exceed the Expense Limit for such class set forth in the table below.

The Expense Limit for the classes of shares of the Fund indicated below for the purposes of this Appendix shall be as follows:

Fund	Classes A	B	I	R2	R4	R5	R6

N/A

*These fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser on notice to the Trust

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APPENDIX H

Fund Level Voluntary Limit on Other Expenses*

For purposes of this Appendix:

The Adviser voluntarily agrees to reduce its management fee for the Fund or, if necessary, make payment to the Fund, in an amount equal to the amount by which the “Other Expenses” of the Fund exceed the percentage of average daily net assets (on an annualized basis) of the Fund as set forth in the table below. “Other Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (e) investment management fees, (f) Rule 12b-1 fees, (g) transfer agent fees and service fees, (h) shareholder servicing fees, (i) borrowing costs, (j) prime brokerage fees, (k) acquired fund fees and expenses paid indirectly, and (l) short dividend expense.

Fund	Limit on Other Expenses
Balanced Fund	0.20%
Classic Value Fund	0.20%
Emerging Markets Equity Fund	0.25%
Financial Industries Fund	0.20%
Fundamental Large Cap Core Fund	0.20%
Infrastructure Fund	0.25%
Regional Bank Fund	0.20%
Seaport Long/Short Fund	0.20%
Small Cap Core Fund	0.20%
U.S. Global Leaders Growth Fund	0.20%
Bond Fund	0.15%
California Tax-Free Income Fund	0.15%
Government Income Fund	0.15%
High Yield Fund	0.15%
High Yield Municipal Bond Fund	0.15%
Income Fund	0.15%
Tax-Free Bond Fund	0.15%
Money Market Fund	0.15%

*       These fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser on notice to the Trust.

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APPENDIX I

Voluntary Money Market Fund Expense Limitation Agreement

For John Hancock Money Market Fund, the Adviser and its affiliates may voluntarily waive a portion of their fees (including, but not limited to, distribution and service (Rule 12b-1) fees) and/or reimburse certain expenses to the extent necessary to assist the Fund in attempting to avoid a negative yield. In addition, the Adviser and its affiliates have voluntarily agreed to waive a portion of their fees (including, but not limited to, Rule 12b-1 fees) and/or reimburse certain expenses to the extent necessary to assist the fund in attempting to achieve a positive yield. These fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser on notice to the Trust.

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